CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Delaware Wilshire Private Markets Fund of our report dated November 13, 2020, relating to the financial statement of Delaware Wilshire Private Markets Fund, which appears in such Registration Statement. We also consent to the references to us under the headings Financial Statement and Independent Registered Public Accounting Firm in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 31, 2020